UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Transglobal Management Group, Inc. (the “Company”) previously reported that it had entered into a Purchase Agreement dated April 1, 2026, together with an Amendment and Clarification Agreement dated April 10, 2026 (collectively, the “Agreements”), with Dalston LLP relating to the acquisition of substantially all of the assets of the Apache Creek Golf Course business located in Apache Junction, Arizona.

Following execution of the Agreements, the Company sought additional financing necessary to satisfy the remaining purchase price obligations. Although the Company engaged in discussions with the Seller regarding potential restructuring of the transaction, including modifications to the payment terms, the parties were unable to reach a mutually acceptable resolution.

The Company was ultimately unable to obtain the financing necessary to complete the acquisition. Accordingly, the Company has been informed by the Seller that the transaction will not proceed. Pursuant to the terms of the Agreements, the Seller will retain the previously paid $200,000 deposit, which the Company expects to recognize as a loss associated with the terminated acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Management Group, Inc.

Date: July 31, 2026	By: /s/ Jeff Foster
Jeff Foster
President

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